SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (date of earliest event reported):
                                 January 2, 2007

                          GALES INDUSTRIES INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                  000-29245                20-4458244
         --------                  ---------                ----------
         State of                  Commission               IRS Employer
         Incorporation             File Number              I.D. Number

                 1479 North Clinton Avenue, Bay Shore, NY 11706
                 ----------------------------------------------
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2007, Gales Industries Incorporated (the "Company") entered into a Stock Purchase Agreement (the "Purchase Agreement") with Sigma Metals, Inc., a New York corporation ("Sigma Metals"), and George Elkins, Carole Tate and Joseph Coonan, the shareholders of Sigma Metals (the "Shareholders"). Pursuant to the Purchase Agreement, on the Closing Date, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

The closing of the Purchase Agreement (the "Closing") is scheduled to occur in April 2007 or on such other date as the Company and the Shareholders may agree (the "Closing Date"). The purchase price for all of the shares is $5,008,204 plus an amount equal to Sigma Metals' earnings for the period from January 1, 2006, until the Closing Date, subject to certain adjustments as set forth in the Purchase Agreement. The purchase price is payable in a combination of cash, promissory notes (the "Notes") and shares of the Company's common stock (the "Purchase Price Shares").

The Notes shall have a term of three years commencing on the Closing Date, accrue interest at a rate of seven percent (7%) per annum and contain other customary terms and conditions. The amount of Purchase Price Shares to be issued to the Shareholders is equal to $1,900,000 divided by 90% of the average closing price of the Company's common Stock during the 20 trading days immediately preceding the Closing Date; provided, however, that such price shall be in no event less than $0.22 nor greater than $1.00.

Concurrent with the Closing, the Company will enter into employment agreements with each of the Shareholders. The Employment Agreements provide for annual base salaries aggregating initially to $600,000, together with certain bonuses based upon performance and customary increases. The employment agreements will contain customary terms and provisions relating to severance, benefits and vacation. Each of the employments will have an initial term of five (5) years, except that the employment agreement for Mr. George Elkins shall be for an initial term of two (2) years.

The foregoing summary is subject to, and qualified in its entirety by, the terms of the Stock Purchase Agreement, attached hereto as Exhibit 10.1. The terms of the Stock Purchase Agreement are incorporated herein by reference. A copy of the press release announcing the execution of the Stock Purchase Agreement is attached as Exhibit 99.1.

EXHIBITS

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10.1        Stock Purchase Agreement, dated January 2, 2007, between Gales
            Industries Incorporated, Sigma Metals, Inc. ("Sigma Metals"), and George Elkins, Carole Tate and Joseph Coonan, the Shareholders of Sigma Metals.
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99.1        Press Release, dated January 2, 2007, of Gales Industries
            Incorporated announcing the execution of the Stock Purchase
            Agreement.
--------------------------------------------------------------------------------


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 2, 2007

                                        GALES INDUSTRIES INCORPORATED


                                        By: /s/ Michael A. Gales
                                            ------------------------------------
                                            Michael A. Gales, Executive Chairman


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

EXHIBIT INDEX

--------------------------------------------------------------------------------
10.1 Stock Purchase Agreement, dated January 2, 2007, between Gales Industries Incorporated, Sigma Metals, Inc. ("Sigma Metals"), and George Elkins, Carole Tate and Joseph Coonan, the Shareholders of Sigma Metals.
--------------------------------------------------------------------------------
99.1 Press Release, dated January 2, 2007, of Gales Industries Incorporated announcing the execution of the Stock Purchase Agreement.
--------------------------------------------------------------------------------


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